UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On May 20, 2025 (the “Amendment No. 8 Effective Date”), APi Group DE, Inc. (the “Borrower”), a wholly owned subsidiary of APi Group Corporation (the “Company”) entered into and closed the transactions contemplated by that certain Amendment No. 8 to Credit Agreement (“Amendment No. 8”), by and among the Borrower, the Company, as a guarantor, certain subsidiaries of the Borrower party thereto, as guarantors, Citibank, N.A., as collateral agent and as administrative agent (in such collective capacities, the “Agent”), and the lenders party thereto, which amends that certain Credit Agreement, dated as of October 1, 2019, as amended by Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, Amendment No. 2 to Credit Agreement, dated as of December 16, 2021, Amendment No. 3 to Credit Agreement, dated as of May 19, 2023, Amendment No. 4 to Credit Agreement, dated as of October 11, 2023, Amendment No. 5 to Credit Agreement, dated as of February 28, 2024, Amendment No. 6 to Credit Agreement, dated as of May 10, 2024, and Amendment No. 7 to Credit Agreement, dated as of February 14, 2025, by and among the Borrower, the Company, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and the Agent (as amended, supplemented or modified from time to time, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by Amendment No. 8, the “Credit Agreement”).

Pursuant to Amendment No. 8, on the Amendment No. 8 Effective Date (i) the revolving credit commitments were refinanced and upsized by $250 million to $750 million (the “Revolving Credit Facility”), (ii) the applicable margin with respect to the interest rate for the Revolving Credit Facility was reduced, (iii) the revolving credit maturity date was extended to a date that is the fifth anniversary of the Amendment No. 8 Effective Date (subject to a springing maturity of 91 days prior to the maturity date of the term loans under the Credit Agreement if, on such date, the outstanding principal amount of such term loans is more than $500 million), (iv) the credit spread adjustment applicable to the Revolving Credit Facility was removed and (v) the applicable margin with respect to letter of credit fees was reduced to a percentage per annum equal to the applicable margin that would be applicable to a Term SOFR rate borrowing under the Revolving Credit Facility.

Pursuant to Amendment No. 8, at the Borrower’s option, loans under the Revolving Credit Facility will bear interest at a base rate or a Term SOFR rate, in each case, plus an applicable margin. The applicable margin will initially be 0.50% for base rate borrowings and 1.50% for Term SOFR borrowings and, following the first fiscal quarter ending after the Amendment No. 8 Effective Date, the applicable margin will range from 0.25% to 1.00%, in the case of base rate borrowings, and from 1.25% to 2.00% per annum, in the case of Term SOFR rate borrowings, based upon the Company’s first lien net leverage ratio as more fully set forth in the Credit Agreement.

Except as set forth in Amendment No. 8 and as described above, the Revolving Credit Facility shall have the same terms as the existing Revolving Credit Commitments (as defined in the Credit Agreement) and the existing Revolving Credit Loans (as defined in the Credit Agreement) as set forth in, and otherwise subject to the provisions of, the Credit Agreement.

The foregoing description of Amendment No. 8 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 8, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 8.01.   Other Events.

On May 21, 2025, the Company announced that its Board of Directors approved a three-for-two stock split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be effected by the payment of a dividend of one-half of one share of Common Stock, payable on June 30, 2025, for each share of Common Stock held of record as of the close of business on June 16, 2025. No shares of Common Stock will be issued to the holders of the Company’s Series A Preferred Stock in connection with the stock split. After the stock split, the Series A Preferred Stock will be convertible into 6,000,000 shares of Common Stock upon conversion pursuant to the Company’s Certificate of Incorporation. A cash payment will be made in lieu of any fractional shares as necessary.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amendment No. 8 to Credit Agreement, dated as of May 20, 2025, among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent.

10.2	Credit Agreement, dated as of October 1, 2019, by and among APi Group DE, Inc., as borrower, J2 Acquisition Limited, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.8 to the registrant’s Registration Statement on Form S-4 effective May 1, 2020 (File No. 33-237553)).

10.3	Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.14 to the registrant’s Quarterly Report on Form 10-Q filed on November 12, 2020).

10.4	Amendment No. 2 to Credit Agreement, dated as of December 16, 2021, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 20, 2021).

10.5	Amendment No. 3 to Credit Agreement, dated as of May 19, 2023, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.24 to the registrant’s Quarterly Report on Form 10-Q filed on August 3, 2023).

10.6	Amendment No. 4 to Credit Agreement, dated as of October 11, 2023, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 13, 2023).

10.7	Amendment No. 5 to Credit Agreement, dated as of February 28, 2024, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 28, 2024).

10.8	Amendment No. 6 to Credit Agreement, dated as of May 10, 2024, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 13, 2024).

10.9	Amendment No. 7 to Credit Agreement, dated as of February 15, 2025, by and among APi Group DE, Inc., as borrower, APi Group Corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Citibank, N.A. as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on February 19, 2025).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

	By:	/s/ Glenn David Jackola
Name : Glenn David Jackola
Title: Chief Financial Officer

Date: May 22, 2025